UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              April 16, 2010

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND                         000-04258                22-1897375

(State or other jurisdiction     (Commission        (IRS Employer

of incorporation)                 File Number)    Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2010, Monmouth Real Estate Investment Corporation (the Company) executed and submitted for filing with the State of Maryland an amendment to the Company’s Articles of Incorporation (the Articles) to increase the Company’s authorized shares of common stock by 5,000,000 shares.  This amendment, which was approved by the Company’s Board of Directors in accordance with the Articles and the Maryland General Corporation Law, will become effective upon acceptance by the State of Maryland, which is expected to be confirmed during the week of April 19, 2010.  As a result of this amendment, the Company’s total authorized shares will be increased from 41,322,500 shares (classified as 35,000,000 common shares, 1,322,500 preferred shares and 5,000,000 excess shares) to 46,322,500 shares (classified as 40,000,000 common shares, 1,322,500 preferred shares and 5,000,000 excess shares).

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits.

 Articles of Amendment, dated April 16, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,

     the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                                /s/   Anna T. Chew

                                ANNA T. CHEW

                                Chief Financial Officer

     Date        April 16, 2010